EXHIBIT 23.5

                     CONSENT OF ALLEN & COMPANY INCORPORATED

We hereby consent to the use of our fairness opinion (and to all references to such fairness opinion and to Allen & Company Incorporated) included in or made part of this registration statement.


New York, New York                      ALLEN & COMPANY INCORPORATED
June 20, 1997
                                        By:  /s/ James W. Quinn
                                            ---------------------------------
                                        Name:   James W. Quinn
                                        Title:  VP
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